               CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Policy Management Systems Corporation on Form S-8 (File No. 33-33848) of our report dated November 22, 1994, on our audits of the financial statements of the Policy Management Systems Corporation 401(k) Retirement Savings Plan as of December 31, 1993 and 1992, and for the years then ended, which report is included in this Annual Report on Form 11-K.




Coopers & Lybrand
Atlanta, Georgia
March 15, 1995